Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$62,059,960
Unrealized Gain (Loss) on Market Value of Futures	(344,122,919)
Dividend Income	6,435
Interest Income	178,844
ETF Transaction Fees	20,000
Total Income (Loss)	$(281,857,680)

Expenses
General Partner Management Fees	$978,952
Professional Fees	100,694
Brokerage Commissions	469,988
Non-interested Directors' Fees and Expenses	17,339
Prepaid Insurance Expense	8,002
NYMEX License Fee	32,632
SEC & FINRA Registration Expense	26,693
Total Expenses	$1,634,300
Net Income (Loss)	$(283,491,980)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$3,084,656,111
Additions (28,700,000 Shares)	422,646,207
Withdrawals (49,800,000 Shares)	(742,158,231)
Net Income (Loss)	(283,491,980)

Net Asset Value End of Month	$2,481,652,107
Net Asset Value Per Share (170,300,000 Shares)	$14.57

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612